UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): August 10, 2012

CENTRAL EUROPEAN DISTRIBUTION CORPORATION

(Exact Name of Registrant as Specified in Charter)

DELAWARE	001-35293	54-1865271
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 Atrium Way, Suite 265 Mount Laurel, New Jersey		08054
(Address of Principal Executive Offices)		(Zip Code)

(856) 273-6980

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 10, 2012, Central European Distribution Corporation (the “Company”) received a notification letter from a representative of the Listing Qualifications Department of The NASDAQ OMX Group (“NASDAQ”) stating that due to the Company’s inability to timely file its Form 10-Q for the period ended June 30, 2012 (the “2nd Quarter Form 10-Q”), the Company was not in compliance with NASDAQ Listing Rule 5250(c)(1). This notification was issued in accordance with standard NASDAQ procedures, in connection with the Company’s announcement on August 10, 2012, on Form 12b-25 that the Company would not be able to timely file its 2nd Quarter Form 10-Q.

The NASDAQ notification letter noted that the Company has until October 9, 2012 to submit to NASDAQ a plan to regain compliance with the applicable listing rule. Upon acceptance of the Company’s compliance plan, NASDAQ may grant the Company an exception of up to 180 calendar days from the 2nd Quarter Form 10-Q’s initial due date, or until February 5, 2013, for the Company to regain compliance with NASDAQ’s filing requirements for continued listing. The Company intends to file its 2nd Quarter Form 10-Q with the United States Securities and Exchange Commission as soon as practicable. If necessary, the Company will submit a plan to regain compliance with NASDAQ’s filing requirements within the 60 day deadline.

Item 7.01 Regulation FD Disclosure.

On August 13, 2012, the Company issued a press release, a copy of which is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release dated August 13, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Central European Distribution Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTRAL EUROPEAN DISTRIBUTION CORPORATION

By:	/s/ Chris Biedermann
Chris Biedermann Chief Financial Officer

Date: August 13, 2012